Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 17, 2011, except for the guarantor financial information presented in Note 27, as to which the date is June 20, 2011, and except for Revision II described in Note 2, as to which the date is August 12, 2011 relating to the financial statements of LyondellBasell Industries N.V. and our report dated March 17, 2011, except for the guarantor financial information presented in Note 27, as to which the date is June 20, 2011, and except for Revision II described in Note 2 as to which the date is August 12, 2011 relating to the financial statements of the predecessor to LyondellBasell Industries N.V., which appear in LyondellBasell Industries N.V.’s Current Report on Form 8-K/A dated August 12, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
September 6, 2011